UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

April 13, 2018

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 13, 2018, Enova International, Inc. (the “Company”) and certain of its operating subsidiaries entered into an amendment of its asset-based secured revolving credit agreement with a syndicate of banks (the "Amended Credit Agreement"). The Amended Credit Agreement is secured by domestic receivables and amends the Company’s existing credit facility that was entered on June 30, 2017 (the "Original Credit Facility").

The Amended Credit Agreement, amongst other changes, increases the borrowing limit to $75 million from $40 million in the Original Credit Facility, however, the maturity date of May 1, 2020, and the interest rate on borrowings of prime rate + 1.00% remain the same as the Original Credit Facility. In addition, Pacific Western Bank, as Lender, in the Amended Credit Agreement joins the syndicate of lenders from the Original Credit Facility that include TBK Bank, SSB (“TBK”), as Administrative Agent and Collateral Agent, Jefferies Finance LLC and TBK as Joint Lead Arrangers and Joint Lead Bookrunners, and Green Bank, N.A., as Lender.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Original Credit Agreement as amended by the Amended Credit Agreement itself, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

ITEM 2.03CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: April 19, 2018	By:	/s/ Lisa M. Young
Lisa M. Young
General Counsel & Secretary